EXHIBIT 10(C)(1)

                                                  Playtex Products, Inc.
                                                  300 Nyala Farms Road
                                                  Westport, Connecticut 06880
                                                  ---------------------------
                                                  Michael F. Goss
                                                  Executive Vice President
                                                  Chief Financial Officer
                                                  203 341-4264
                                                  Fax: 203 341-4260

August 17, 1999


Mr. Joel E. Smilow
315 Post Road West
Westport, CT  06880

Dear Joel:

This letter serves to amend the Consulting Agreement dated January 30, 1993 between you and Playtex Products, Inc. in accordance with your request that we waive the final five quarterly Consulting Fees of $62,500 in return for an extension of the period for which Playtex pays for your office, secretary, and secretarial support until August 31, 2004.

Our agreement assumes the following: 1) Your office rent will not exceed $16,500 per year, 2) annual increases in the cost of your secretarial support will not exceed 3% per year from the 1999 level of $48,700, and 3) your secretary will not participate in the Playtex medical plan after August 1, 1999. All other terms of the Consulting Agreement will remain in place.

If you concur with these revisions, please sign where indicated below and return one of the signed copies to me.

Sincerely,


/S/MICHAEL F. GOSS
------------------
Micheal F. Goss
Executive Vice President and
  Chief Financial Officer

                                                  Agreed and Accepted:


                                                  /S/ JOEL E. SMILOW
                                                  ------------------
                                                  Joel E. Smilow